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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-70532, 333-88766, 333-106003, 333-114919, 333-121217, 333-123392, 333-140999 and 333-149324) of United Online, Inc. of our report dated March 14, 2008 relating to the financial statements of Classmates Media Corporation (a wholly-owned subsidiary of United Online, Inc.), which appears in this Current Report on Form 8-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
June 27, 2008

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM